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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Quintus Corporation on Form S-1 of our report dated June 18, 1999 (September 10, 1999 as to Note
15), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 18, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP

San Jose, California
September 10, 1999